DUFF & PHELPS

DUFF & PHELPS REPORTS
FIRST QUARTER 2010 FINANCIAL RESULTS

HIGHLIGHTS:

•	Revenues of $92.0 million including reimbursable expenses and $89.2 million excluding reimbursable expenses
•	Investment Banking revenues up 47.9% compared to the corresponding prior year quarter
•	Adjusted EBITDA(1) of $15.5 million, representing a 17.4% margin
•	Adjusted pro forma net income per share(1) of $0.19
•	Increases quarterly dividend by 20% to $0.06 per share of Class A common stock
•	Authorizes stock repurchase program of up to $50.0 million in shares of Class A common stock

NEW YORK, April 29, 2010 – Duff & Phelps Corporation (NYSE: DUF), a leading independent provider of financial advisory and investment banking services, today announced financial results for its first quarter of 2010 and declared a quarterly dividend.

Results
For the quarter ended March 31, 2010, Duff & Phelps generated revenues excluding reimbursable expenses of $89.2 million, compared to $89.3 million for the corresponding prior year quarter.  Adjusted EBITDA(1) for the quarter was $15.5 million, representing 17.4% of revenues excluding reimbursable expenses, compared to $15.2 million for the corresponding prior year quarter, representing 17.0% of revenues excluding reimbursable expenses.  Net income attributable to Duff & Phelps Corporation was $4.3 million, or $0.16 per share of Class A common stock on a fully diluted basis, compared to $1.8 million, or $0.11 per share for the corresponding prior year quarter.  Adjusted pro forma net income(1) was $7.3 million, or $0.19 per share on a fully exchanged, fully diluted basis, compared to $7.0 million, or $0.20 per share, for the corresponding prior year quarter.

“Duff & Phelps’ diversified portfolio demonstrated stability during the first quarter, as we emerge from the difficult economic environment of 2009,” commented Noah Gottdiener, chief executive officer.  “Investment Banking was a particular strength with overall segment revenue increasing 48% compared to the first quarter of 2009.  We are well-positioned to benefit from an improving M&A market and to build share in our non-cyclical businesses.  I look forward to working with our recently named leadership team to grow the business.”

“We are focused on maintaining a disciplined expense structure, as demonstrated by continued efficiencies in SG&A,” said Jacob Silverman, chief financial officer.  “Our balance sheet remains strong with ample liquidity to fund growth opportunities.  In addition, our increased quarterly dividend and new share repurchase program reflect our commitment to enhancing value for our shareholders.”

Declaration of Quarterly Dividend
The Company also announced today that its board of directors has increased the quarterly dividend by 20% to $0.06 per share on its outstanding Class A common stock.  The dividend is payable on May 28, 2010 to shareholders of record on May 18, 2010.

Authorization of Stock Repurchase Program
The Company also announced today that its board of directors has approved a stock repurchase program, authorizing the Company to repurchase in the aggregate up to $50.0 million of its outstanding common stock.  Purchases by the Company under this program may be made from time to time at prevailing market prices in open market purchases, privately negotiated transactions, block purchase techniques or otherwise, as determined by the Company’s management.  The purchases will be funded from existing cash balances.

This program does not obligate the Company to acquire any particular amount of common stock.  The timing, frequency and amount of repurchase activity will depend on a variety of factors, such as levels of cash generation from operations, cash requirements for investment in the Company’s  business, current stock price, market conditions and other factors.  The share repurchase program may be suspended, modified or discontinued at any time and has no set expiration date.

(1)      Adjusted EBITDA, adjusted pro forma net income and adjusted pro forma net income per share are non-GAAP financial measures.  See definitions and disclosures herein.

Earnings Call Webcast
As previously announced, Duff & Phelps will host a conference call today, April 29, 2010, at 5 p.m. EDT to discuss the Company’s financial results.  Interested parties can access the webcast for this call through http://ir.duffandphelps.com/events.cfm.

About Duff & Phelps
As a leading global independent provider of financial advisory and investment banking services, Duff & Phelps delivers trusted advice to our clients principally in the areas of valuation, transactions, financial restructuring, dispute and taxation.  Our world class capabilities and resources, combined with an agile and responsive delivery, distinguish our clients' experience in working with us.  With offices in North America, Europe and Asia, Duff & Phelps is committed to fulfilling its mission to protect, recover and maximize value for its clients.  Investment banking services in North America are provided by Duff & Phelps Securities, LLC.  Investment banking services in Europe are provided by Duff & Phelps Securities Ltd.  Duff & Phelps Securities Ltd. is authorized and regulated by the Financial Services Authority.  Investment Banking services in France are provided by Duff & Phelps SAS.  For more information, visit www.duffandphelps.com.  (NYSE: DUF)

Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure and is reconciled as follows (in thousands):

	Three Months Ended
	March 31,	March 31,
	2010	2009
Revenues (excluding client reimbursables)	$89,164	$89,265

Net income attributable to Duff & Phelps Corporation	$4,273	$1,765
Net income attributable to noncontrolling interest	3,295	4,816
Provision for income taxes	3,650	2,112
Other expense, net	53	658
Depreciation and amortization	2,493	2,562
Charge from impairment of certain intangible assets	674	-
Equity-based compensation associated with Legacy Units and IPO Options	1,083	3,253
Adjusted EBITDA	$15,521	$15,166
Adjusted EBITDA as a percentage of revenues	17.4%	17.0%

Adjusted EBITDA is a non-GAAP financial measure.  We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss attributable to Duff & Phelps Corporation for (a) net income or loss attributable to noncontrolling interest, (b) provision for income taxes, (c) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (d) equity-based compensation associated with the Legacy Units of D&P Acquisitions, a significant portion of which is due to certain one-time grants associated with acquisitions prior to our IPO, and options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”), and (e) impairment charges, acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions.

Given the level of acquisition activity during the period prior to our IPO, and related capital investments and one time equity grants associated with acquisitions during the this period (which we do not expect to incur at the same levels post IPO) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provides a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry.  The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors.  A measure similar to Adjusted EBITDA is the principal measure that determines the compensation of our senior management team.  In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our credit facility.  Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss.  Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

Adjusted EBITDA, as defined by the Company, consists of net income or loss attributable to Duff & Phelps Corporation before (a) net income or loss attributable to the noncontrolling interest, (b) provision for income taxes, (c) other expense, net, (d) depreciation and amortization, (e) charges from impairment of intangible assets, (f) equity-based compensation associated with Legacy Units and IPO Options included in both compensation and benefits and in selling, general and administrative expenses, (g) acquisition retention expenses, and (h) merger and acquisition costs.

Adjusted pro forma net income, as defined by Duff & Phelps, consists of Adjusted EBITDA (as defined above), less depreciation, amortization and impairment of intangible assets; interest income and expense (excluding a non-recurring charge from the repayment and subsequent termination of our former credit agreement); other income or expense; and pro forma corporate income tax applied at an assumed rate as specified in the applicable footnote (such assumed pro forma corporate income tax rate may fluctuate between periods and may include true-ups relating to prior periods, based on management estimates and judgments).  Adjusted pro forma net income per share, as defined by Duff & Phelps, consists of adjusted pro forma net income divided by the weighted average number of the Company's Class A and Class B shares for the applicable period, giving effect to the dilutive impact, if any, of stock options and restricted stock awards.

Both Adjusted EBITDA and adjusted pro forma net income are non-GAAP financial measures which are not prepared in accordance with, and should not be considered alternatives to, measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  In addition, it should be noted that companies calculate Adjusted EBITDA and adjusted pro forma net income differently and, therefore, Adjusted EBITDA and adjusted pro forma net income as presented for us may not be comparable to Adjusted EBITDA and adjusted pro forma net income reported by other companies.

Disclosure Regarding Forward-Looking Statements
Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which reflect the Company’s current views with respect to, among other things, future events and financial performance.  The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this discussion are based upon our historical performance and on our current plans, estimates and expectations.  The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity.  If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Annual Report on Form 10-K for the year ended December 31, 2009 and any subsequent filings of our Quarterly Reports on Form 10-Q.  The forward-looking statements included in this press release are made only as of the date this press release was issued.  The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Relations
Marty Dauer
+1 212 871 7700
investor.relations@duffandphelps.com

Media Relations
Alex Wolfe
+1 212 871 9087
alex.wolfe@duffandphelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Revenues	$89,164	$89,265
Reimbursable expenses	2,798	2,037
Total revenues	91,962	91,302

Direct client service costs
Compensation and benefits (includes $3,717 and $4,262 of equity-based compensation for the three months ended March 31, 2010 and 2009, respectively)	48,598	51,130
Other direct client service costs	2,605	1,304
Reimbursable expenses	2,854	2,015
	54,057	54,449

Operating expenses
Selling, general and administrative (includes $1,453 and $1,892 of equity-based compensation for the three months ended March 31, 2010 and 2009, respectively)	23,467	24,940
Depreciation and amortization	2,493	2,562
Charge from impairment of certain intangible assets	674	-
	26,634	27,502

Operating income	11,271	9,351

Other expense, net
Interest income	(24)	(14)
Interest expense	92	655
Other (income)/expense	(15)	17
	53	658

Income before income taxes	11,218	8,693

Provision for income taxes	3,650	2,112

Net income	7,568	6,581

Less: Net income attributable to noncontrolling interest	3,295	4,816
Net income attributable to Duff & Phelps Corporation	$4,273	$1,765

Weighted average shares of Class A common stock outstanding
Basic	24,986	13,479
Diluted	25,780	13,973

Net income per share attributable to stockholders of Class A common stock of Duff & Phelps Corporation
Basic	$0.16	$0.12
Diluted	$0.16	$0.11

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
YEAR-OVER-YEAR SUMMARY OF REVENUE BY SEGMENT
(In thousands)
(Unaudited)

							Variance		Variance
	2009					2010	Q1 2009 vs Q1 2010		Q4 2009 vs Q1 2010
	Q1	Q2	Q3	Q4	Total	Q1	Dollar	Percent	Dollar	Percent
Financial Advisory
Valuation Advisory	$40,370	$33,772	$29,692	$34,676	$138,510	$35,020	$(5,350)	(13.3)%	$344	1.0%
Tax Services	10,878	11,972	15,045	10,007	47,902	9,447	(1,431)	(13.2)%	(560)	(5.6)%
Dispute & Legal
Management Consulting	9,643	12,162	12,897	12,518	47,220	9,415	(228)	(2.4)%	(3,103)	(24.8)%
	60,891	57,906	57,634	57,201	233,632	53,882	(7,009)	(11.5)%	(3,319)	(5.8)%

Corporate Finance Consulting
Portfolio Valuation	6,295	4,338	5,858	5,662	22,153	5,482	(813)	(12.9)%	(180)	(3.2)%
Financial Engineering	4,148	5,159	5,201	4,663	19,171	4,126	(22)	(0.5)%	(537)	(11.5)%
Strategic Value Advisory	2,620	3,588	4,034	3,208	13,450	3,158	538	20.5%	(50)	(1.6)%
Due Diligence	1,553	1,893	2,352	2,384	8,182	2,170	617	39.7%	(214)	(9.0)%
	14,616	14,978	17,445	15,917	62,956	14,936	320	2.2%	(981)	(6.2)%

Investment Banking
Global Restructuring Advisory	5,578	8,614	11,038	12,164	37,394	9,841	4,263	76.4%	(2,323)	(19.1)%
Transaction Opinions	6,101	6,180	2,714	6,081	21,076	6,823	722	11.8%	742	12.2%
M&A Advisory	2,079	2,375	4,409	6,982	15,845	3,682	1,603	77.1%	(3,300)	(47.3)%
	13,758	17,169	18,161	25,227	74,315	20,346	6,588	47.9%	(4,881)	(19.3)%

Total revenues	$89,265	$90,053	$93,240	$98,345	$370,903	$89,164	$(101)	(0.1)%	$(9,181)	(9.3)%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except headcount data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Financial Advisory
Revenues (excluding reimbursables)	$53,882	$60,891
Segment operating income	$7,538	$10,349
Segment operating income margin	14.0%	17.0%

Corporate Finance Consulting
Revenues (excluding reimbursables)	$14,936	$14,616
Segment operating income	$2,982	$3,252
Segment operating income margin	20.0%	22.2%

Investment Banking
Revenues (excluding reimbursables)	$20,346	$13,758
Segment operating income	$5,057	$1,543
Segment operating income margin	24.9%	11.2%

Total
Revenues (excluding reimbursables)	$89,164	$89,265

Segment operating income	$15,577	$15,144
Net client reimbursable expenses	(56)	22
Equity-based compensation from Legacy Units and IPO Options	(1,083)	(3,253)
Depreciation and amortization	(2,493)	(2,562)
Charge from impairment of certain intangible assets	(674)	-
Operating income	$11,271	$9,351

Average Client S ervice Professionals
Financial Advisory	607	700
Corporate Finance Consulting	124	131
Investment Banking	131	136
Total	862	967

End of Period Client S ervice Professionals
Financial Advisory	585	681
Corporate Finance Consulting	117	130
Investment Banking	128	137
Total	830	948

Revenue per Client S ervice Professional
Financial Advisory	$89	$87
Corporate Finance Consulting	$120	$112
Investment Banking	$155	$101
Total	$103	$92

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT – CONTINUED
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Utilization(1)
Financial Advisory	65.3%	67.1%
Corporate Finance Consulting	58.3%	55.6%

Rate-Per-Hour(2)
Financial Advisory	$328	$306
Corporate Finance Consulting	$465	$428

Revenues (excluding reimbursables)
Financial Advisory	$53,882	$60,891
Corporate Finance Consulting	14,936	14,616
Investment Banking	20,346	13,758
Total	$89,164	$89,265

Average Number of Managing Directors
Financial Advisory	91	101
Corporate Finance Consulting	32	30
Investment Banking	40	36
Total	163	167

End of Period Managing Directors
Financial Advisory	88	101
Corporate Finance Consulting	31	30
Investment Banking	39	38
Total	158	169

Revenue per Managing Director
Financial Advisory	$592	$603
Corporate Finance Consulting	$467	$487
Investment Banking	$509	$382
Total	$547	$535

(1)
The utilization rate for any given period is calculated by dividing the number of hours incurred by client service professionals who worked on client assignments (including internal projects for the Company) during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.  Financial Advisory utilization excludes approximately 60 client service professionals associated with Rash & Associates, L.P. (“Rash”), a wholly-owned subsidiary of the Company, due to the nature of the work performed.

(2)
Average billing rate-per-hour is calculated by dividing applicable revenues for the period by the number of hours worked on client assignments (including internal projects for the Company) during the same period.  Financial Advisory revenues used to calculate rate-per-hour exclude approximately $1,583 and $1,892 of revenues associated with Rash in the three months ended March 31, 2010 and 2009, respectively.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$89,979	$107,311
Accounts receivable (net of allowance for doubtful accounts of $1,346 at March 31, 2010 and $1,690 at December 31, 2009)	52,285	55,079
Unbilled services	25,226	22,456
Prepaid expenses and other current assets	7,696	6,100
Net deferred income taxes, current	70	4,601
Total current assets	175,256	195,547

Property and equipment (net of accumulated depreciation of $21,876 at March 31, 2010 and $20,621 at December 31, 2009)	28,897	27,413
Goodwill	122,879	122,876
Intangible assets (net of accumulated amortization of $17,759 at March 31, 2010 and $16,881 at December 31, 2009)	26,355	27,907
Other assets	3,054	3,218
Investments related to deferred compensation plan	20,400	17,807
Net deferred income taxes, non-current	112,220	112,265
Total non-current assets	313,805	311,486

Total assets	$489,061	$507,033

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,520	$2,459
Accrued expenses	7,215	11,609
Accrued compensation and benefits	9,168	35,730
Current portion of liability related to deferred compensation plan	411	-
Deferred revenues	4,318	3,633
Other current liabilities	223	993
Current portion due to noncontrolling unitholders	4,303	4,303
Total current liabilities	29,158	58,727

Liability related to deferred compensation plan, less current portion	21,358	18,051
Other long-term liabilities	15,585	15,400
Due to noncontrolling unitholders, less current portion	101,257	101,098
Total non-current liabilities	138,200	134,549

Total liabilities	167,358	193,276

Commitments and contingencies

Stockholders' equity
Preferred stock (50,000 shares authorized; zero issued and outstanding)	-	-
Class A common stock, par value $0.01 per share (100,000 shares authorized; 28,621 and 27,290 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	286	273
Class B common stock, par value $0.0001 per share (50,000 shares authorized; 12,945 and 12,974 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	1	1
Additional paid-in capital	213,951	207,210
Accumulated other comprehensive income/(loss)	(338)	693
Retained earnings	9,565	6,709
Total stockholders' equity of Duff & Phelps Corporation	223,465	214,886
Noncontrolling interest	98,238	98,871
Total stockholders' equity	321,703	313,757
Total liabilities and stockholders' equity	$489,061	$507,033

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Cash flows from operating activities:
Net income	$7,568	$6,581

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,493	2,562
Equity-based compensation	5,170	6,154
Bad debt expense	600	464
Net deferred income taxes	4,734	2,583
Charge from impairment of certain intangible assets	674	-
Other	277	(234)
Changes in assets and liabilities providing/(using) cash:
Accounts receivable	2,194	1,539
Unbilled services	(2,770)	(12,577)
Prepaid expenses and other current assets	222	132
Other assets	503	2,701
Accounts payable and accrued expenses	(5,488)	(651)
Accrued compensation and benefits	(22,706)	(22,729)
Deferred revenues	685	(66)
Other liabilities	(649)	-
Net cash used in operating activities	(6,493)	(13,541)

Cash flows from investing activities:
Purchase of property and equipment	(1,518)	(2,108)
Business acquisitions, net of cash acquired	(481)	-
Purchase of investments for deferred compensation plan	(2,975)	(5,684)
Net cash used in investing activities	(4,974)	(7,792)

Cash flows from financing activities:
Proceeds from exercises of IPO Options	28	80
Distributions and other payments to noncontrolling unitholders	(1,343)	(8,847)
Dividends	(1,403)	-
Repurchases of Class A common stock	(1,618)	(603)
Repayments of debt	-	(198)
Other	(3)	-
Net cash used in financing activities	(4,339)	(9,568)

Effect of exchange rate on cash and cash equivalents	(1,526)	(1,104)

Net decrease in cash and cash equivalents	(17,332)	(32,005)
Cash and cash equivalents at beginning of period	107,311	81,381
Cash and cash equivalents at end of period	$89,979	$49,376

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2010
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$89,164	$-		$89,164
Reimbursable expenses	2,798	-		2,798
Total revenues	91,962	-		91,962

Direct client service costs
Compensation and benefits	48,598	(598)	(a)	48,000
Other direct client service costs	2,605	-		2,605
Reimbursable expenses	2,854	-		2,854
	54,057	(598)		53,459

Operating expenses
Selling, general and administrative	23,467	(485)	(a)	22,982
Depreciation and amortization	2,493	-		2,493
Charge from impairment of certain intangible assets	674	-		674
	26,634	(485)		26,149

Operating income	11,271	1,083		12,354

Other expense, net
Interest income	(24)	-		(24)
Interest expense	92	-		92
Other (income)/expense	(15)	-		(15)
	53	-		53

Income before income taxes	11,218	1,083		12,301
Provision for income taxes	3,650	1,369	(b)	5,019
Net income	7,568	(286)		7,282
Less: Net income attributable to the noncontrolling interest	3,295	(3,295)	(c)	-
Net income attributable to Duff & Phelps Corporation	$4,273	$3,009		$7,282

Pro forma fully exchanged, fully diluted shares outstanding			(d)	38,746

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding				$0.19

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.
(b)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.8% for the full year, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(c)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and dilutive effect of Ongoing RSAs for the quarter ended March 31, 2010.  The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2009
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$89,265	$-		$89,265
Reimbursable expenses	2,037	-		2,037
Total revenues	91,302	-		91,302

Direct client service costs
Compensation and benefits	51,130	(2,331)	(a)	48,799
Other direct client service costs	1,304	-		1,304
Reimbursable expenses	2,015	-		2,015
	54,449	(2,331)		52,118

Operating expenses
Selling, general and administrative	24,940	(922)	(a)	24,018
Depreciation and amortization	2,562	-		2,562
	27,502	(922)		26,580

Operating income	9,351	3,253		12,604

Other expense/(income)
Interest income	(14)	-		(14)
Interest expense	655	-		655
Other expense	17	-		17
	658	-		658

Income before income taxes	8,693	3,253		11,946
Provision for income taxes	2,112	2,834	(b)	4,946
Net income	6,581	419		7,000
Less: Net income attributable to the noncontrolling interest	4,816	(4,816)	(c)	-
Net income attributable to Duff & Phelps Corporation	$1,765	$5,235		$7,000

Pro forma fully exchanged, fully diluted shares outstanding			(d)	34,862

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding				$0.20

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.
(b)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 41.4% for the full year, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(c)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and dilutive effect of Ongoing RSAs for the quarter ended March 31, 2009.  The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

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